Attachment Exhibit 77Q1(f) to Form N-SAR

June 28, 2006

Securities and Exchange Commission
100 F Street N.E.
Washington, D.C. 20549

We have read the Attachment with regard to Sub-item 77K of Form N-SAR dated June 28, 2006 of Harding, Loevner Funds, Inc. (comprising, International Equity Portfolio-Investor Class, Emerging Markets Portfolio, International Equity Portfolio-Institutional Class, Institutional Emerging Markets Portfolio and Global Equity Portfolio-Institutional Class) and are in agreement with the statement contained in the letter.

/s/ ERNST & YOUNG LLP